                                                                   Exhibit 10(y)

                                      TERM NOTE


$10,000,000                                            Chicago, Illinois
                                                       October 28, 1996

    FOR VALUE RECEIVED, the undersigned, REGIS CORPORATION, a Minnesota corporation (herein, together with its successors and assigns, called the "Borrower"), promises to pay to the order of LaSALLE NATIONAL BANK, a national banking association (herein, together with its successors and assigns, called the "Bank"), the principal sum of TEN MILLION DOLLARS ($10,000,000), together with interest on the unpaid principal amount of this Note outstanding from time to time.

    This Note is the Term Note referred to in, evidences indebtedness incurred under, and is subject to the terms and provisions of, that certain Credit Agreement dated as of June 21, 1994, between the Borrower, the Bank and a certain other party whose interest has been transferred and assigned to the Bank, as amended by that certain Amendment to Credit Agreement dated as of March 10, 1995, that certain Second Amendment to Credit Agreement dated as of July 20, 1995, that certain Third Amendment to Credit Agreement dated as of March 19, 1996, that certain Fourth Amendment to Credit Agreement dated as of July 9, 1996, and that certain Fifth Amendment to Credit Agreement of even date herewith (herein, as the same may be further amended, modified or supplemented from time to time, called the "Credit Agreement"), including, without limitation, the provisions in PARAGRAPH 4-1 therein. The Credit Agreement, to which reference is hereby made, sets forth said terms and provisions, including those under which this Term Note may or must be paid prior to its due date or may have its due date accelerated. Terms used but not otherwise defined herein are used herein as defined in the Credit Agreement.

    The Borrower further promises to pay to the order of the Bank interest on the aggregate unpaid principal amount hereof from time to time outstanding from the date hereof until paid in full at such rates and at such times as shall be determined in accordance with the provisions of the Credit Agreement. Accrued interest shall be payable on the dates specified in the Credit Agreement.

    The principal amount of the indebtedness evidenced hereby shall be payable in installments in the amounts and on the dates specified in the Credit Agreement and, if not sooner paid in full, on July 1, 2000.

    Payments of both principal and interest are to be made in the lawful money of the United States of America in immediately available funds at the Bank's principal office at 135 South LaSalle Street, Chicago, Illinois 60603, or at such other place as may be designated by the Bank to the Borrower in writing.

    In addition to, and not in limitation of, the foregoing and the provisions of the Credit Agreement hereinabove referred to, the Borrower further agrees, subject only to any limitation imposed by applicable law, to pay all expenses, including attorneys' fees and expenses, incurred by the holder of this Note in seeking to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise.

    All parties hereto, whether as makers, endorsers or otherwise, severally waive presentment, demand, protest and notice of dishonor in connection with this Note.

    This Note is binding upon the undersigned and its successors and assigns, and shall inure to the benefit of the Bank and its successors and assigns. This
Note is made under and governed by the laws of the State of Illinois without regard to conflict of laws principles.

                                       REGIS CORPORATION, a Minnesota
                                       corporation
ATTEST:


By: /s/ F. E. Evangelist                    By: /s/ Paul D. Finkelstein
   ------------------------------          -------------------------------
  Title: Sr. V.P.                         Title: Pres.
        -------------------------               --------------------------


Borrower's Address:

7201 Metro Boulevard
Minneapolis, Minnesota 55439


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

                         FIFTH AMENDMENT TO CREDIT AGREEMENT


    THIS FIFTH AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is entered into as of the 28th day of October, 1996, by and between REGIS CORPORATION, a Minnesota corporation ("Borrower"), and LASALLE NATIONAL BANK, a national banking association (the "Bank").

                                 W I T N E S S E T H:

    WHEREAS, Bank, Bank Hapoalim B.M. and Borrower entered into that certain Credit Agreement dated as of June 21, 1994, as amended by that certain Amendment to Credit Agreement dated as of March 10, 1995, that certain Second Amendment to Credit Agreement dated as of July 20, 1995, and that certain Third Amendment to Credit Agreement dated as of March 19, 1996, and as further amended by that certain Fourth Amendment to Credit Agreement dated as of July 9, 1996, by and between Borrower and Bank (the entire interest of Bank Hapoalim B.M. in the Commitment, Loan and Note having been transferred and assigned to the Bank pursuant to that certain Assignment of Note, Credit Agreement and Other Documents and Materials dated as of June 30, 1996) (collectively, the "Original Credit Agreement"); and

    WHEREAS, Borrower desires to borrow additional funds from the Bank in connection with the acquisition by Borrower of Supercuts, Inc., and the Bank is willing to loan additional funds to Borrower in connection with Borrower's acquisition of Supercuts, Inc.; and

    WHEREAS, the parties hereto now desire to further amend the Original Credit Agreement pursuant to this Amendment;

    NOW, THEREFORE, for and in consideration of the premises and mutual agreements herein contained and for the purposes of setting forth the terms and conditions of this Amendment, the parties, intending to be bound, hereby agree as follows:

    1. INCORPORATION OF THE AGREEMENT. All capitalized terms which are not defined hereunder shall have the same meanings as set forth in the Original Credit Agreement, and the Original Credit Agreement, to the extent not inconsistent with this Amendment, is incorporated herein by this reference as though the same were set forth in its entirety. To the extent any terms and provisions of the Original Credit Agreement are inconsistent with the amendments set forth in PARAGRAPH 2 below, such terms and provisions shall be deemed superseded hereby. Except as specifically set forth herein, the Original Credit Agreement shall remain in full force and effect and its provisions shall be binding on the parties hereto.

    2. AMENDMENT OF THE ORIGINAL CREDIT AGREEMENT. The Original Credit Agreement is hereby amended as follows:

         (a) The definition of the terms "LOAN" or "LOANS" and "MATURITY DATE" in PARAGRAPH 1A are hereby amended and restated to read as follows:

              "LOAN" or "LOANS" means and includes all Base Rate Loans and LIBOR Loans made under the Credit Commitment, and also means and includes the Term Loan, unless the context in which such term is used shall otherwise require.

              "MATURITY DATE" means October 31, 1998 with respect to the Credit Commitment, and July 1, 2000 with respect to the Term Loan.

         (b) The definition of the terms "TERM LOAN" and "TERM NOTE" are hereby appended to PARAGRAPH 1A as follows:

              "TERM LOAN" shall have the meaning assigned to such term in PARAGRAPH 4-1A hereof.

              "TERM NOTE" shall have the meaning assigned to such term in PARAGRAPH 4-1A hereof.

         (c) The following PARAGRAPH 4-1 is hereby appended to the Original Credit Agreement:

                                    4-1 TERM LOAN

         4-1A. TERM LOAN COMMITMENT; TERM NOTE. On the terms and subject to the conditions set forth in this Agreement, LaSalle National Bank agrees to make a term loan (the "Term Loan") to Borrower in the principal amount of Ten Million Dollars ($10,000,000). The Term Loan shall be evidenced by a promissory note to be executed and delivered by Borrower at or before the funding date substantially in the form set forth in Exhibit 4-1A hereto (the "Term Note").

         4-1B. BORROWING PROCEDURE UNDER THE TERM LOAN COMMITMENT. Borrower shall give LaSalle National Bank irrevocable telephonic notice, written notice or telecopied notice by no later than 12:00 p.m., Chicago time, on the date it requests the Term Loan to be made.

         4-1C. INTEREST RATE; DEFAULT RATE. Borrower hereby promises to pay interest on the unpaid principal amount of the Term Loan at the rate 7.535% per annum (the "Fixed Rate"). If any payment of principal on the Term Loan is not paid when due, the Term Loan shall bear interest from the date such payment was due until paid in full, payable on demand, at a rate per annum equal to the sum of 3% plus the Fixed Rate. Interest on the Term Loan shall be computed for the actual number of days elapsed on the basis of a 360-day year.

    4-1D. INSTALLMENT PAYMENTS OF PRINCIPAL. The principal amount of the Term Loan shall be payable in three installments as follows: Three Million Dollars ($3,000,000) on July 1, 1998, Three Million Dollars ($3,000,000) on July 1,
1999, and Four Million Dollars ($4,000,000) on July 1, 2000.

    4-1E. PREPAYMENTS. Borrower may, from time to time, prepay the Term Loan in whole or in part and shall pay a prepayment fee equal to the "Make Whole Amount", if any. Prepayments of less than all of the outstanding balance of the Term Loan shall be applied to the Term Loan in reverse order of application.
The Make Whole Amount shall mean as of any prepayment date, to the extent that the "Reinvestment Yield" on such date is lower than the "Base Rate", the product of (a) the number of days remaining until maturity of the Term Loan, multiplied by (b) the product of (i) the principal balance being prepaid, multiplied by
(ii) a percentage obtained by dividing (X) the difference between the Reinvestment Yield and the Base Rate by (Y) 360. To the extent that the Reinvestment Yield on any prepayment date is equal to or higher than the interest rate payable on or in respect of such Term Loan less 150 basis points, the Make Whole Amount is zero. Base Rate shall mean the Fixed Rate less
150 basis points. Reinvestment Yield shall mean the yield as set forth on page "USD" of the Bloomberg Financial Markets Service at 10:00 A.M. (Chicago time) on the prepayment date for actively traded U.S. Treasury securities having a maturity equal to the "Weighted Average Life to Maturity" of the Term Note rounded to the nearest month, or if such yields shall not be reported as of such time or the yields as of such time are not ascertainable in accordance with the preceding clause, then the arithmetic mean of the yields published in the statistical release designated H.15(519) of the Board of Governors of the Federal Reserve System under the caption "U.S. Government Securities--Treasury Constant Maturities" for the maturity corresponding to the remaining Weighted Average Life to Maturity of the Term Note as of the date of such prepayment rounded to the nearest month. If no maturity exactly corresponding to such rounded Weighted Average Life to Maturity shall appear therein, yields for the two most closely corresponding published maturities (one of which occurs prior and the other subsequent to the Weighted Average Life to Maturity) shall be calculated pursuant to the foregoing sentence and the Reinvestment Yield shall be interpolated from such yields on a straight-line basis (rounding, in each of such relevant periods, to the nearest month). For purposes hereof, Weighted Average Life to Maturity shall mean the number of years obtained by dividing
(a) the then outstanding principal amount of the Term Note to be prepaid into
(b) the sum of the products obtained by multiplying (i) the amount of each then remaining other required prepayment, installment or payment, including payment at final maturity, foregone by such prepayment by (ii) the number of years (calculated to the nearest

    1/12th) which would have elapsed between such date and the making of such prepayment or payment.

         (d) Supercuts, Inc. is hereby appended to the listing of Restricted Subsidiaries in EXHIBIT 1-A(ii) to the Original Credit Agreement.

    3. REPRESENTATIONS AND WARRANTIES. The representations and warranties set forth in ARTICLE 7 and all covenants set forth in ARTICLES 5 AND 6 of the Original Credit Agreement shall be deemed remade and affirmed as of the date hereof by Borrower, except that any and all references to the Original Credit Agreement in such representations, warranties and covenants shall be deemed to include this Amendment.

    4. NO BREACH OR DEFAULT. Borrower hereby represents and warrants that no Event of Default, breach or default has occurred under the Original Credit Agreement. Borrower further represents and affirms that there are no defenses, setoffs, claims or counterclaims which could be asserted against the Bank related to the Original Credit Agreement.

    5. EFFECTUATION. The amendments to the Original Credit Agreement contemplated by this Amendment shall be deemed effective upon the satisfaction of the following conditions precedent:

         (a) This Amendment or counterparts thereof shall have been duly executed and delivered to Borrower and the Bank.

         (b)  Borrower shall have executed and delivered to the Bank a Term
Note in the form attached hereto as EXHIBIT 4-1A.

         (c) Bank shall have received the opinion of Phillips & Gross, P.A., addressed to the Bank, in the form attached hereto as EXHIBIT 1.

    6. COUNTERPARTS. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

    IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first above written.

ATTEST:                                REGIS CORPORATION

By: /s/ F.E. Evangelist                By: /s/ Paul D. Finkelstein
   -----------------------------           ------------------------------
     Title:  Sr. V.P.                       Title: President
           ---------------------                   ----------------------


                                       LASALLE NATIONAL BANK


                                       By:
                                           ------------------------------
                                            Title:
                                                   ----------------------



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